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5 Opinion of Counsel regarding legality of securities being registered.

                                                                       EXHIBIT 5

                                                               August 27, 1997


Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Charlotte, North Carolina 28211

        Re: Registration Statement on Form S-8 filed on August 27, 1997 with respect to the Offering of 541,651 Shares of Common Stock Pursuant to the Piedmont Natural Gas Company Executive Long-Term Incentive Plan
                 -----------------------------------------------------

To the Company:

         The undersigned attorney has acted as counsel to Piedmont Natural Gas Company, Inc. (the "Company"), in connection with the registration by the Company of 541,651 shares of Common Stock (the "Securities") for the Executive Long-Term Incentive Plan (the "Incentive Plan") as set forth in the Registration Statement on Form S-8 (the "Registration Statement") which is being filed on the date hereof with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended. The Securities are to be issued pursuant to the terms and conditions of the Incentive Plan.

         The undersigned is generally familiar with the corporate proceedings and actions undertaken by the Company in connection with the proposed offering of the Securities, and the undersigned has examined such of the corporate records and other documents as are deemed necessary to form a basis for the opinion hereinafter expressed. For the purposes of this opinion, the undersigned has assumed the authenticity of all documents submitted to the undersigned as originals and the conformity to the originals of all documents submitted to the undersigned as copies. The undersigned has also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.

         This opinion shall be limited to the laws of the State of North Carolina and the federal laws of the United States of America.

         In the opinion of the undersigned, when the securities are duly issued in accordance with the Incentive Plan as contemplated by the Registration Statement, the Securities will have been duly and legally authorized and issued, and will be fully paid and nonassessable when the Registration Statement shall have been filed and effective with the SEC.

         The undersigned hereby consents to the use of this opinion as an exhibit to the Registration Statement and in the Prospectus as the attorney who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 23.1 to the Registration Statement. By giving the foregoing consent, the undersigned does not admit that he is within the category of persons required to give consents pursuant to Section 7 of the Securities Act of 1933, as amended.

                              Sincerely,


                              /s/ Martin C. Ruegsegger
                              ---------------------------------------------
                              Martin C. Ruegsegger
                              Vice President, Corporate Counsel & Secretary Piedmont Natural Gas Company, Inc.
                              1915 Rexford Road
                              Charlotte, North Carolina 28211